UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/18/2006

NATCO GROUP INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15603

DE	222906892
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of principal executive offices, including zip code)

713-683-9292
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On July 18, 2006, NATCO Group Inc. announced that it had entered into a joint venture agreement with Scomi Group BHD to pursue CO2 processing opportunities, initially in the South East Asia market. On July 20, 2006, NATCO announced the sale of 25% of its investment in NATCO Japan Company Ltd. to Modec Inc. and Daiichi Jitsugyo, Ltd., an existing shareholder, to expand the reach of NATCO Japan's product technologies and addressable markets, including the floating production, storage and off loading (FPSO) vessel market. Copies of these press releases are attached to this report as Exhibits 99.1 and 99.2 and are incorporated into this report by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibits

99.1    Press release dated July 18, 2006 announcing South East Asia joint venture

99.2    Press release dated July 20, 2006 announcing investment in Japanese affiliate by Modec Inc. and Daiichi Jitsugyo, Ltd.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: July 24, 2006	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated July 18, 2006 announcing South East Asia joint venture
EX-99.2	Press release dated July 20, 2006 announcing investment in Japanese affiliate by Modec Inc. and Daiichi Jitsugyo, Ltd.